CUSTODIAN AGREEMENT

AGREEMENT dated as of Aug. 20, 2013, between DEUTSCHE BANK TRUST COMPANY AMERICAS (the “Custodian”) and OPPENHEIMER SENIOR FLOATING RATE PLUS FUND (the “Customer”).

WHEREAS, the Customer may be organized with one or more series of shares, each of which shall represent an interest in a separate portfolio of Securities and Cash (each as hereinafter defined) (all such existing and additional series now or hereafter listed on Exhibit A being hereafter referred to individually as a “Portfolio” and collectively, as the “Portfolios”); and

WHEREAS, the Customer desires to appoint the Custodian as custodian on behalf of the Portfolios under the terms and conditions set forth in this Agreement, and the Custodian has agreed to so act as custodian.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. Employment of Custodian. The Customer hereby employs the Custodian as custodian of all assets of each Portfolio which are delivered to and accepted by the Custodian or any Subcustodian (as that term is defined in Section 4) (the “Property”) pursuant to the terms and conditions set forth herein. For purposes of this Agreement, “delivery” of Property shall include the acquisition by the Portfolio of a security entitlement (as that term is defined in the New York Uniform Commercial Code (“UCC”)) with respect thereto. Without limitation, such Property shall include stocks and other equity interests of every type, evidences of indebtedness, other instruments representing same or rights or obligations to receive, purchase, deliver or sell same and other non-cash investment property of a Portfolio (“Securities”) and cash from any source and in any currency (“Cash”), provided that the Custodian shall have the right, in its sole discretion, to refuse to accept as Property any property of a Portfolio that the Custodian considers not to be appropriate or in proper form for deposit for any reason, provided that the Custodian shall accept as Property the securities that are the subject of the Loan Servicing Agreement between the parties hereto, if applicable. The Custodian shall not be responsible for any property of a Portfolio held or received by the Customer or others and not delivered to the Custodian or any Subcustodian.

2. Maintenance of Securities and Cash at Custodian and Subcustodian Locations. Pursuant to Instructions (as herein defined in Section 18), the Customer shall direct the Custodian to (a) settle Securities transactions and maintain Cash in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired and (b) maintain Cash and cash equivalents in such countries in amounts reasonably necessary to effect the Customer’s transactions in such Securities. Instructions to settle Securities transactions in any country shall be deemed to authorize the holding of such Securities and Cash in that country.

3. Custody Account. The Custodian agrees to establish and maintain one or more custody accounts on its books each in the name of a Portfolio (each, an “Account”) for any and all

Property from time to time delivered to and accepted by the Custodian or any Subcustodian for the account of such Portfolio. Upon delivery by the Customer to the Custodian of any acceptable Property belonging to a Portfolio, the Customer shall, by Instructions, specifically indicate to which Portfolio such Property belongs or if such Property belongs to more than one Portfolio shall allocate such Property to the appropriate Portfolio, and the Custodian shall allocate such Property to the Accounts in accordance with the Instructions. The Customer on behalf of each Portfolio, acknowledges its responsibility as a principal for all of its obligations to the Custodian arising under or in connection with this Agreement, warrants its authority to deposit in the appropriate Account any Property delivered therefor to the Custodian or a Subcustodian and to give, and authorize others to give, instructions relative thereto. The Custodian may deliver securities of the same quantity, issuer and class in place of those deposited in or credited to the Account.

The Custodian shall hold, keep safe and protect as custodian for each Account, on behalf of the Customer, all Property in such Account and, to the extent such Property constitutes financial assets for purposes of the UCC, shall maintain those financial assets in such Account as security entitlements in favor of the Portfolio in whose name the Account is maintained. All transactions, including, but not limited to, foreign exchange transactions, involving the Property shall be executed or settled solely in accordance with Instructions (which shall specifically reference the Account for which such transaction is being settled), except that until the Custodian receives Instructions to the contrary, the Custodian will directly or through a Subcustodian:

(a)	collect all interest and dividends and all other income and payments, whether paid in cash or in kind, on the Property, as the same become payable and credit the same to the appropriate Account;
(b)	present for payment all Securities credited to an Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation to the extent that the Custodian or Subcustodian is actually aware or should in the normal course of business be aware of such opportunities and credit the Cash delivered to such Account pursuant to this Agreement;
(c)	(i) exchange Securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the Securities themselves) and (ii) when notification of a tender, exchange offer or substantially similar corporate action (other than ministerial exchanges described in (i) above) is received for an Account, promptly transmit such corporate action to Customer via e-mail or other delivery mechanism as agreed upon in order receive Instructions from the Customer, provided that if such Instructions are not received in time for the Custodian to take timely action, no action shall be taken with respect thereto;
(d)	whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for an Account and such rights entitlement or fractional interest bears an expiration date, if after endeavoring to obtain Instructions such Instructions are not received in time for the Custodian to take timely action or if actual notice of such actions was received too late to seek Instructions, may sell in the discretion of the Custodian (which sale the Customer hereby authorizes the Custodian to make) such rights entitlement or fractional interest and credit the Account with the net proceeds of such sale, if such rights entitlement or fractional interest is marketable in accordance with local market practice, rules, regulations or the terms of the offer, including but not limited to tendering such right entitlement or fractional interest to the offeror;

(e)	execute in the Customer’s name for an Account, whenever the Custodian deems it appropriate, such ownership and other certificates as may be required for the Custodian to fully perform under this Agreement including to obtain the payment of income from the Property in such Account;
(f)	pay for each Account, any and all taxes and levies in the nature of taxes imposed on interest, dividends or other similar income on the Property in such Account by any governmental authority. In the event there is insufficient Cash available in such Account to pay such taxes and levies, the Custodian shall notify the Customer of the amount of the shortfall and the Customer, at its option, may deposit additional Cash in such Account or take steps to have sufficient Cash available it being understood that the Custodian shall have no obligation to advance payments out of its own funds and that payments shall be made solely from amounts immediately available in the applicable Account or from Cash received from the Customer. The Customer agrees, when and if requested by the Custodian and required in connection with the payment of any such taxes, to cooperate with the Custodian in furnishing information, executing documents or otherwise; and
(g)	appoint brokers and agents, for which the Custodian shall be responsible, for any of the ministerial transactions involving the Securities and Cash described in (a) - (f) of this Section 3, including, without limitation, affiliates of the Custodian or any Subcustodian.

4. Subcustodians and Securities Systems. The Customer authorizes and instructs the

Custodian, subject to the provisions of this Section 4, to settle, clear and maintain the Property in each Account directly in one of its U.S. branches or indirectly through custody accounts which have been established by the Custodian with the following other financial intermediaries: (a) another U.S. bank or trust company or branch thereof located in the U.S. which is itself qualified under the Investment Company Act of 1940, as amended (“1940 Act”), to act as custodian (which may or may not be an affiliate of the Custodian) (individually, a “U.S. Subcustodian”), or the Federal Reserve Book-Entry System or a U.S. securities depository or clearing agency or system in which the Custodian or a U.S. Subcustodian participates that is eligible to be utilized under Rule 17f-4 under the 1940 Act (individually, a “U.S. Securities System”) or (b) (i) an “eligible foreign custodian” (as defined by Rule 17f-5 under the 1940 Act (“Rule 17f-5”)) , (ii) a non-U.S. branch of a U.S. bank or (iii) any other person with which Property may be placed and maintained outside of the United States under the 1940 Act pursuant to an order granted by the U.S. Securities and Exchange Commission (“SEC”) exempting such agent or the subcustody arrangements thereto from all or part of the provisions of Rule 17f-5 (an entity described in (i), (ii) or (iii) of this subsection (b) may individually be referred to as a “non-U.S. Subcustodian”; and U.S. Subcustodians and non-U.S. Subcustodians, collectively, “Subcustodians”), or (c) a non-U.S. securities depository or clearing agency or system in which the Custodian or any non-U.S. Subcustodian participates and which is an Eligible Securities Depository as defined by Rule 17f-7 under the 1940 Act (“Rule 17f-7”) or is any other non-U.S. Securities System which the SEC by exemptive order has permitted investment companies to maintain their foreign assets (individually, a “non-U.S. Securities System”; U.S. Securities System and non-U.S. Securities System, collectively, “Securities System”).

Subject to the provisions of this Agreement and requirements of applicable taw. including Rule 17f-5, the Customer hereby designates the Custodian as its foreign custody manager within the meaning of Rule 17f-5(a)(3) or any successor thereto which is itself qualified to act under the 1940 Act (“Foreign Custody Manager”) with respect to all Property for which the primary market is outside of the United States and such cash and cash equivalents, including foreign currency, that are reasonably necessary to effect the Customer’s transactions in such Property (collectively, “Foreign Assets”). The authority granted by such designation shall include the authority to withdraw Foreign Assets from a non-U.S. Subcustodian in any jurisdiction in which this Agreement applies and place and maintain the Foreign Assets so withdrawn in the care of another non-U.S. Subcustodian in the same jurisdiction, if arrangements which would satisfy the requirements of the 1940 Act are available and to enter into appropriate written contracts governing the Customer’s foreign custody arrangements with such successor non-U.S. Subcustodian. If no other non-U.S. Subcustodian is available in that jurisdiction, the Custodian will inform the Customer of that fact and await Instructions from the Customer or its authorized representatives. Notwithstanding any such designation, any Instruction to invest in Property to be held in any jurisdiction outside of the United States shall be deemed to be an approval by the Customer to hold such Property in the non-U.S. Securities System utilized in the same jurisdiction, and for which a risk analysis has been furnished, to the Customer as provided below, provided that the foregoing shall not relieve the Custodian from its duty to continue to monitor the custody risks thereof. The Custodian shall promptly notify Customer of any material change in the Customer’s foreign custody arrangements.

5. Guidelines and Procedures for the Exercise of Delegated Authority as Foreign Custody Manager.

(a) In exercising its delegated authority under this Agreement, the Custodian may assume, for all purposes, that the Customer has considered and, pursuant to its fiduciary duties to its shareholders, determined to accept “Country Risk” as is incurred by placing and maintaining Foreign Assets in the jurisdictions to which this Agreement applies, provided that the Custodian has fully complied with its duties and obligations under Rule 17f-5 and 17f-7 and has previously delivered the risk analysis to Customer. The Custodian will accept Instructions to settle transactions and such Instructions will be deemed authorizations unless otherwise instructed, to hold or maintain such Foreign Assets in the jurisdictions set forth in such Instructions. In exercising its delegated authority under this Agreement, the Custodian may also assume that the Customer has, and will continue to monitor such Country Risk to the extent that the Customer deems necessary or appropriate. Nothing in this Agreement shall require the Custodian to make any selection or to engage in any monitoring on behalf of the Customer, except as specifically provided herein, that would entail the consideration of Country Risk, provided, however, that the Custodian shall promptly notify the Customer of any information that the Custodian may receive that demonstrates a new Country Risk may have developed that would materially affect the Customer’s continued investment in a country. For purposes of this Section 5(a) and Section 19, “Country Risk” means all factors reasonably related to the prevailing or systemic risk of holding or maintaining Foreign Assets in a particular country, including, without limitation, such country’s financial infrastructure; prevailing custody and settlement practices; laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody or other laws and regulations related to the banking or securities industry; currency controls or restrictions; prevalence of crime and corruption; securities depository acts or omissions; and bankruptcy or insolvency of banking agents, counterparties to transactions, transfer agents or registrars.

(b)             The Custodian agrees that, in connection with the placement of Foreign Assets pursuant to the provisions of this Agreement, the Custodian shall exercise reasonable care, prudence, and diligence such as a person having responsibility for the safekeeping of the Customer’s Foreign Assets would exercise.

(c)              In exercising the authority delegated under this Agreement to place and maintain
Foreign Assets with a non-U.S. Subcustodian, the Custodian shall determine that Foreign Assets will be held or maintained by such non-U.S. Subcustodian subject to reasonable care based on the standards applicable to custodians in the market in which the Foreign Assets will be held or maintained after considering all factors relevant to the safekeeping of such Foreign Assets, including, without limitation, those set forth in Rule I7f-5(c)(1) of the 1940 Act.

(d)             The Custodian agrees to provide written reports notifying the Board of the placement of Foreign Assets with a particular non-U.S. Subcustodian and of any material change in the Customer’s foreign custody arrangements. Such reports shall be provided to the Board as provided herein or at such times as the Customer and the Custodian may agree in writing. Upon request of the Customer, the Custodian shall deliver annually to the Customer information concerning its foreign custodial system, including: (a) the identity of each non-U.S. Subcustodian and non-U.S. Securities System then acting on behalf of the Custodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such non-U.S. Subcustodian and non-U.S. Securities System and (b) the countries in which each non-U.S. Subcustodian or non-U.S. Securities System is located. Said annual report shall also provide such information as may be necessary for the Board to determine that it is still reasonable to rely on the Custodian as its Foreign Custody Manager and such other matters as may be required by the Fund’s Foreign Custodian Monitoring Procedures.

6. Use of Subcustodian. With respect to Property in an Account which is maintained by the Custodian through a Subcustodian employed pursuant to Section 4:

(a)	The Custodian will identify on its books as belonging to the Customer on behalf of a Portfolio, any Property maintained through such Subcustodian.
(b)	Any Property in the Account held by or credited to a Subcustodian will be subject only to the instructions of the Custodian or its agents.
(c)	Property deposited with or credited to a Subcustodian will be maintained in an account holding only assets for customers of the Custodian.
(d)	In exercising the authority delegated under this Agreement as Foreign Custody
Manager to enter into written contracts governing the Customer’s foreign custody arrangements with a non-U.S. Subcustodian, the Custodian shall determine that such contracts provide reasonable care for Foreign Assets based on the standards applicable to non-U.S. Subcustodians in the relevant market. Any agreement the Custodian shall enter into with a non-U.S. Subcustodian with respect to maintaining Property shall require that (i) the Account will be adequately indemnified or its losses adequately insured (or any combination) against the risk of loss of Foreign Assets; (ii) the Foreign Assets so maintained are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors, except a claim for payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency, or similar laws; (iii) beneficial ownership of such Foreign Assets be freely transferable without the payment of money or consideration other than for safe custody or administration, (iv) adequate records will be maintained identifying the Foreign Assets maintained pursuant to such Agreement as belonging to the Custodian, for the benefit of its customers; (v) the independent public accountants of or designated by the Customer be given access to the records of such Subcustodian described in (iv) above or confirmation of the contents of those records; and (vi) the Customer will receive quarterly reports with respect to the safekeeping of the Foreign Assets, including, but not limited to, notification of any transfer to or from the Customer’s account or a third party account containing assets held for the benefit of the Customer; and any changes in contractual arrangements with a non-U. S. Subcustodian and in custody risks, provided that, the contract may contain, in lieu of any or all of the provisions specified in this Section 6(d), other provisions that the Custodian determines will provide, in their entirety, the_same or a greater level of care and protection for the Foreign Assets as the specified provisions, in their entirety.

7. Monitoring of non-U.S. Subcustodians and Contracts. In each case in which the

Custodian has exercised the authority delegated under this Agreement to place Foreign Assets with a non-U.S. Subcustodian, the Custodian shall have previously established a system reasonably designed to monitor the appropriateness of maintaining the Customer’s Foreign Assets with such non-U.S. Subcustodian and compliance by such non-U.S. Subcustodian with its contract with the Custodian, and the Custodian shall monitor the arrangements with a non-U. S. Subcustodian.

8. Jurisdictions of Non-U.S. Subcustodians. The authority delegated by this Agreement, subject to the provisions of the last paragraph of this Section 8, applies with respect to Property held in the jurisdictions covered by the Custodian’s subcustodial network and approved by the Customer or its authorized representative. A listing of the Custodian’s subcustodial network is attached hereto as Exhibit G. Jurisdictions in the Custodian’s network may be added and the subcustodial network may be modified from time to time by notice (“flash notice”) from the Custodian to the Customer. Flash notices may be sent by the Custodian to the Customer by any agreed upon means to the Customer’s address set forth below or otherwise furnished by the Customer to the Custodian. The Custodian’s responsibility and authority with respect to jurisdictions so added shall commence, subject to the provisions of the last paragraph of this Section 8, on the date of, or set forth in, the flash notice or such other date as the Foreign Assets are in the actual possession of such non-U.S. Subcustodian.

Each of the Customer and the Custodian may withdraw its delegation or its acceptance of such delegation with respect to any jurisdiction upon written notice to the Custodian or the Customer, as the case may be. Such withdrawal shall be effective thirty (30) days after receipt of such notice by the party to which notice has been sent and thereafter the Custodian shall have no further responsibility or authority under this Agreement with respect to the jurisdiction or jurisdictions as to which authority or acceptance of delegation is so withdrawn. The Customer hereby acknowledges that the Customer is responsible for assisting the Custodian if no alternative sub-custodian is available.

9. Use of U.S. Securities System. With respect to Property in the Account(s) which is maintained by the Custodian or any Subcustodian through a U.S. Securities System employed pursuant to Section 4:

(a)	The Custodian shall, and the Subcustodian will be required by its agreement with the Custodian to, identify on its books such Property as being maintained for the account of the Custodian or by the Subcustodian for the account of customers of the Custodian or Subcustodian.
(b)	Any Property maintained through a Securities System for the account of the Custodian or a Subcustodian will be subject only to the instructions of the Custodian or such Subcustodian, as the case may be.
(c)	Property deposited with a Securities System will be maintained in an account holding only assets for customers of the Custodian or Subcustodian, as the case may be, unless precluded by applicable law, rule or regulation or local market practice provides otherwise.
(d)	The Custodian shall provide the Customer with any report obtained by the Custodian on the Securities System’s accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

10. Use of Non-U.S. Securities System.

(a)              Prior to depositing and maintaining any of the Customer’s Foreign Assets in a non-U. S. Securities System, the Custodian shall, for evaluation by the Customer or its adviser, provide an analysis of the custody risks associated with maintaining the Customer’s Foreign Assets with a non-U.S. Securities System utilized directly or indirectly by the Custodian as of the date hereof (or, in the case of a non-U.S. Securities System not so utilized as of the date hereof, prior to the initial placement of the Customer’s Foreign Assets at such non-U.S. Securities System) and at which any Foreign Assets of the Customer are held or are expected to be maintained. The Custodian shall monitor the custody risks associated with maintaining the Customer’s Foreign Assets at each such non-U.S. Securities System on a continuing basis and shall promptly notify the Customer of any material adverse changes in such risks.

(b)             Based on the information available to it in the exercise of diligence and using customarily available industry sources, the Custodian shall determine the eligibility under Rule 17f-7 or applicable SEC exemptive order of each non-U.S. securities depository or clearing agency before placing and maintaining the Customer’s Foreign Assets therewith and shall promptly advise the Customer if it becomes aware that any non-U.S. Securities System then being utilized ceases to be so eligible. A list of non-U.S. Securities Systems used by the Custodian directly or indirectly as of the date hereof is attached hereto as Exhibit G, and will be deemed to be authorized for use by the Customer or its advisor unless the Customer furnishes Instructions to the contrary, From time to time, non-U.S. Securities Systems may, subject to

Rule 17f-7(a)(11)(A), be added to the list by flash notice or other agreed upon means of communication.

(c) In exercising the authority delegated under this Agreement and in fulfilling its responsibilities under this Section 10, the Custodian will exercise reasonable care and diligence in performing its duties but subject to the provisions of this Agreement, including, without limitation, the limitations on the Custodian’s responsibility for identifying and monitoring Country Risk as provided in Section 5(a) above.

11. Agents. The Custodian may at any time or times in its sole discretion appoint (or remove) any other U.S. bank or trust company which is itself qualified under the 1940 Act to act as custodian, as its agent to carry out such of the provisions of this Agreement as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder; and provided further, that this Section 11 shall not apply to the appointment, selection or use of any non-U.S. Subcustodian or non-U. S. Securities System.

12. Records, Ownership of Property, Statements, Opinions of Independent Certified
Public Accountants and Electronic Access.

(a)              The ownership of the Property whether Securities, Cash and/or other property, and whether maintained directly by the Custodian or indirectly through a Subcustodian or a Securities System as authorized herein, shall be clearly recorded on the Custodian’s books as belonging to the appropriate Account and not for the Custodian’s own interest. The Custodian shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for each Account. All accounts, books and records of the Custodian relating thereto shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by the Customer. All such accounts shall be maintained and preserved in the form reasonably requested by the Customer. The Custodian will supply to the Customer from time to time, as mutually agreed upon, a statement describing in detail any Property in an Account maintained by the Custodian or by a Subcustodian, including but not limited to, the Property consisting of Foreign Assets held by a non-U.S. Subcustodian and non-U.S. Securities System, including notification of the transfer to or from the Customer’s account containing Foreign Assets held for the benefit of the Customer. In the absence of the filing in writing with the Custodian by the Customer of exceptions or objections to any such statement within sixty (60) days of the mailing thereof, the Customer shall be deemed to have approved such statement and in such case or upon written approval of the Customer of any such statement, such statement shall be presumed to be for all purposes correct with respect to all information set forth therein.

(b)             The Custodian shall take all reasonable action as the Customer may request to obtain from year to year favorable opinions from the Customer’s independent certified public accountants with respect to the Custodian’s activities hereunder in connection with the preparation of the Customer’s Form N-1A and the Customer’s Form N-SAR or other periodic reports to the SEC and with respect to any other requirements of the SEC.

(c)              At the request of the Customer, the Custodian shall deliver to the Customer a written report prepared by the Custodian’s independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian’s accounting system, internal accounting control and procedures for safeguarding Cash and Securities, including Cash and Securities deposited and/or maintained in a securities system or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by the Customer and as may reasonably be obtained by the Custodian. The Custodian shall cause any subcustodian to deliver to the Custodian similar reports with respect to any Property held by such Subcustodians and the Custodian shall promptly forward such reports to the Customer.

(d) The Customer or any agent authorized in accordance with the terms hereof may elect to access, subject to such procedures relating to the security of such access as the Custodian may require and the provisions of Section 19, through an electronic or other similar communications system for the purpose of providing the Customer or such agent, on a daily basis, the ability to view on-line or to print a hard copy of various reports of Account activity and of Property being held in or credited to the Account by the Custodian or any Subcustodian. With respect to daily or intraday Account information accessed through an electronic or other similar communication system as provided herein, Customer understands and agrees that all such information is indicative and provisional only, is unaudited and subject to subsequent postings and adjustments and that the Custodian shall have no responsibility for any actions which Customer may take in reliance on such daily (unless the entry has become final) or intraday information. Notwithstanding the ability to access daily information, Account statements will continue to be provided to Customer pursuant to the provisions hereof and Customer agrees that only such statements are intended to be the definitive records relating to the Account. To the extent that such reports include market values of Securities in the Account, the Customer hereby acknowledges that the Custodian now obtains and may in the future obtain information on such values from outside sources that the Custodian considers to be reliable and the Customer agrees that the Custodian (i) does not verify nor represent or warrant either the reliability of such service nor the accuracy or completeness of any such information furnished or obtained by or through such service and (ii) shall be without liability in selecting and utilizing such service or furnishing any information derived therefrom.

(e) In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Custodian is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Custodian. Accordingly, the Customer agrees to provide to the Custodian upon its request from time to time such identifying information and documentation as may be available for the Customer in order to enable the Custodian to comply with Applicable Law.

13. Holding of Securities, Nominees, etc. Securities in an Account which are maintained by the Custodian or any Subcustodian may be held directly by such entity in the name of the Customer or in bearer form or maintained, on behalf of a Portfolio, in the Custodian’s or Subcustodian’s name or in the name of the Custodian’s or Subcustodian’s nominee. Securities that are maintained through a Subcustodian may be maintained with the Subcustodian or non-U.S. Securities System, and Securities which are eligible for deposit in a U. S. Securities System as provided above shall be maintained with the U. S. Securities System in an account for the Custodian’s or Subcustodian’s customers, unless prohibited by law, rule, regulation or if local market practice provides otherwise. The Custodian or Subcustodian, as the case may be, may combine certificates representing Securities held in an Account with certificates of the same issue held by it as fiduciary or as a custodian. In the event that any Securities in the name of the Custodian or its nominee or held by a Subcustodian and registered in the name of such Subcustodian or its nominee for the account of Customer and/or other beneficial owners, whether in physical or book entry form, are called for partial redemption by the issuer of such Security, the Custodian or the Subcustodian may, subject to local market practice and the rules or regulations pertaining to allocation of any Securities System in which such Securities may have been deposited, allot, or cause to be allotted, the called portion of the respective beneficial holders of such class of security in any manner the Custodian or Subcustodian deems to be fair and equitable with prior notice to Customer. Securities maintained with a Securities System shall be maintained subject to the rules of that
Securities System governing the rights and obligations among the Securities System and its participants.

Notwithstanding anything herein to the contrary, the Custodian agrees that it will at all times be bound by the Instructions and Entitlement Orders (as defined in the UCC) from the Customer and shall not permit, honor or act upon any prior, equal or contemporaneous claim to or instructions or orders of any kind with respect to the Property by or from any other person, entity, association, etc., and shall keep all Property deposited and maintained with the Custodian at all times free from all security interests, charges, claims, mortgages, pledges or other liens, restrictions or encumbrances other than those arising in connection with the settlement of transactions pursuant to this Agreement and other charges and payments to Custodian as permitted by this Agreement.

14. Proxies, etc. With respect to any proxies, notices, reports or other communications relative to any of the Securities credited to the Account, the Custodian shall perform such services and only such services relative thereto as are (i) set forth in Section 3 of this Agreement, (ii) described in Exhibit B attached hereto (the “Proxy Service”) or (iii) as may otherwise be agreed upon between the Custodian and the Customer. The liability and responsibility of the Custodian in connection with the Proxy Service referred to in (ii) of the immediately preceding sentence and in connection with any additional services which the Custodian and the Customer may agree upon as provided in (iii) of the immediately preceding sentence shall be as set forth in the description of the Proxy Service and as may be agreed upon by the Custodian and the Customer in connection with the furnishing of any such additional service and shall not be affected by any other term of this Agreement. Neither the Custodian nor its nominees or agents shall vote upon or in respect of any of the Securities in the Account, execute any form of proxy to vote thereon, or give any consent or take any action (except as provided in Section 3) with respect thereto except upon the receipt of Instructions relative thereto.

15. Segregated Account. To assist the Customer in complying with the requirements of the 1940 Act and the rules and regulations thereunder, the Custodian shall for certificated securities, and upon receipt of Instructions for non-certificated securities, establish and maintain a segregated account or accounts on its books for and on behalf of a Portfolio.

16. Settlement Procedures. Securities will be transferred, exchanged or delivered by the Custodian or a Subcustodian upon receipt by the Custodian of Instructions which include all information required by the Custodian. Settlement and payment for Securities received for an Account and delivery of Securities out of such Account shall be concurrent unless Customer provides Instructions to the contrary to the effect that delivery against payment is not in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer. Neither the Custodian nor the Subcustodian shall be liable for any loss which results from effecting transactions in accordance with the customary or established securities trading or securities processing practices and procedures in the applicable jurisdiction or market.

Notwithstanding that the Custodian may, subject to the provisions of Section 17, settle purchases and sales against, or credit income to, an Account, on a contractual basis, as outlined in the applicable Service Standards as defined below and provided to and agreed to in advance by the Customer, the Custodian may, at its sole discretion, reverse such credits or debits to the appropriate Account in the event that the transaction does not settle, or the income is not received in a timely manner, and the Customer agrees to hold the Custodian harmless from any losses which may result therefrom.

The applicable Service Standards shall be defined as any document or documents issued by the Custodian from time to time and accepted by the Customer specifying the Custodian’s policies, procedures and practices in connection with transactions for, and the maintenance of, Property, including Foreign Assets, in the Account, for communicating with the Customer, the terms of any additional services to be provided to the Customer, and such other matters as may be agreed between the Customer and the Custodian from time to time.

17. Permitted Transactions. The Customer agrees that it will cause transactions to be made pursuant to this Agreement only upon Instructions in accordance with Section 18 in connection with, but not limited to, the purposes listed below.

(a)              In connection with the purchase or sale of Securities at prices as confirmed by Instructions.

(b)             When Securities are called, redeemed or retired, or otherwise become payable under this Agreement.

(c)              In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment.

(d)           Upon conversion of Securities pursuant to their terms into other securities.

(e)              Upon exercise of subscription, purchase or other similar rights represented by Securities.

(f)              For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses.

(g)             In connection with any borrowings by the Customer requiring a pledge of Securities, but only against receipt of amounts borrowed or in order to satisfy requirements for additional or substitute collateral.

(h)             In connection with any loans, but only against receipt of collateral as specified in Instructions which shall reflect any restrictions applicable to the Customer.

(i)               For the purpose of redeeming shares of the capital stock of the Customer against delivery of the shares to be redeemed to the Custodian, a Subcustodian or the Customer’s transfer agent or sub-transfer agent.

(j) For the purpose of redeeming in kind shares of the Customer against delivery of the shares to be redeemed to the Custodian, a Subcustodian or the Customer’s transfer agent or sub-transfer agent.

(k) For delivery in accordance with the provisions of any agreement among the

Customer, on behalf of a Portfolio, the Portfolio’s investment adviser or sub-adviser and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the Financial Industry Regulatory Authority, Inc., relating to compliance with the rules of The Options Clearing Corporation, the U.S. Commodities Futures Trading Commission or of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Customer.

(l) For release of Securities to designated brokers under covered call options,

provided, however, that such Securities shall be released only upon payment to the Custodian of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, the Custodian will receive the Securities previously deposited from broker. The Custodian will act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return.

(m)             For spot or forward foreign exchange transactions to facilitate security trading or receipt of income from Securities related transactions.

(n)               Upon the termination of this Agreement as set forth in Section 24.

(o) For other proper purposes.

The Customer agrees that the Custodian shall have no obligation to verify the purpose for which a transaction is being effected.

18. Instructions. The term “Instructions” means instructions from the Customer in respect of any of the Custodian’s duties hereunder which have been received by the Custodian at its address as shall have been furnished by the Custodian to the Customer pursuant to the provisions hereof (i) in writing (including, without limitation, facsimile transmission and electronic mail) or given by such one or more person or persons as the Customer shall have from time to time authorized in writing to give the particular class of Instructions in question and whose name and (if applicable) signature and office address have been filed with the Custodian, or (ii) which have been transmitted electronically through an electronic or other similar communications system acceptable to the Custodian, (iii) a telephonic or oral communication (promptly confirmed by facsimile or in writing) by one or more persons as the Customer shall have from time to time authorized to give the particular class of Instructions in question and whose name has been filed with the Custodian or (iv) upon receipt of such other form of instructions as the Customer may from time to time authorize in writing and which the Custodian has agreed in writing to accept. Notwithstanding the foregoing, no Instructions may be furnished through an electronic or other similar communication system unless expressly agreed to by the Customer and the Custodian. Such use authorization may be subject to such security procedures as the Custodian may reasonably require. Instructions in the form of oral communications shall be confirmed by the Customer as soon as possible by tested telex or writing in the manner set forth in clause (i) above, but the lack of such confirmation or any conflict between such confirmation and the relevant oral Instruction shall in no way affect any action taken by the Custodian in reliance upon such oral Instructions prior to the Custodian’s receipt of such confirmation. Instructions in the form of facsimile transmission shall not be deemed received until confirmed by the Custodian in accordance with the provisions for the giving of notices under

Section 26 hereof. The Custodian has the right to record any such oral Instructions, and the Customer hereby consents to such recording. Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

All authorized persons as of the date of this Agreement are identified and listed in Exhibit E to this Agreement, which list is subject to change from time to time by Customer on written notice to the Custodian.

The Custodian shall have the right to assume in the absence of notice to the contrary from the Customer that any person whose name is on file with the Custodian pursuant to this Section has been authorized by the Customer to give the Instructions in question and that such authorization has not been revoked. The Custodian may act upon and conclusively rely on, without any liability to the Customer or any other person or entity for any losses resulting therefrom, any Instructions reasonably believed by it to be furnished by the proper person or persons as provided above.

19. Standard of Care. The Custodian shall be responsible for compliance with the terms and conditions and the performance of only such duties as are set forth herein or contained in Instructions given to the Custodian which are not contrary to the provisions of this Agreement. The Custodian shall have no implied duties or obligations (fiduciary or otherwise) hereunder. The Custodian will use reasonable care with respect to the safekeeping of Property in each Account and, except as otherwise expressly provided herein, in carrying out its obligations under this Agreement. So long as and to the extent that it has exercised reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any Property or other property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon, and may conclusively rely on, without liability for any loss resulting therefrom, any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed or furnished by the proper party or parties, and shall be indemnified by the Customer for any losses, damages, costs and expenses (including, without limitation, the fees and expenses of counsel) incurred by the Custodian and arising out of action taken or omitted with reasonable care by the Custodian hereunder or under any Instructions. Other than as provided herein, neither the Custodian nor any of its directors, officers, agents or employees shall be liable for any action or omission to act hereunder except for its or their own negligence or lack of good faith or willful misconduct. In no event shall the Custodian or any of its directors, officers, agents or employees have any responsibility to ascertain or take action except as expressly provided herein.

Without limiting the generality of the foregoing, the Custodian shall not have any duty to make inquiry as to the genuineness of any Instructions furnished by any person authorized as provided above and shall be fully protected in relying on any Instructions furnished by any person signing as, holding or identifying himself or herself as, or stating that he or she is, a person who has been so authorized. The Custodian shall be liable to the Customer for any act or omission to act of any Subcustodian to the same extent as if the Custodian committed such act itself, provided notwithstanding the foregoing, the Custodian shall not be liable for any losses due to the insolvency of a Subcustodian as long as it has exercised reasonable care in the selection of such Subcustodian. With respect to a U.S. Securities System, the Custodian shall only be responsible or liable for losses arising from employment of such Securities System caused by the Custodian’s own failure to exercise reasonable care. With respect to the placement and maintenance of Customer’s Foreign Assets with a non-U.S. Securities System, the Custodian shall only be responsible or liable for losses caused by its failure to comply with Section 10 of this Agreement. With respect to the placement and maintenance of Customer’s Foreign Assets with a non-U.S. Subcustodian, the

Custodian shall only be responsible or Liable for losses caused by its failure to comply with Section 5 of this Agreement. The Custodian’s performance of this Agreement is subject to the relevant local laws, regulations, decrees, orders and government acts, and the rules, operating procedures and practices of any relevant stock exchange, clearance system or market where or through which transactions are to be carried out under this Agreement and to which the Custodian is subject and as exist in the country in which any Collateral is held. In the event of any loss to the Customer by reason of the failure of the Custodian or a Subcustodian to conform to the applicable standard of care set forth in this Agreement, the Custodian shall be liable to the Customer to the extent of the Customer’s actual damages at the time such loss was discovered without reference to any special conditions or circumstances. In no event shall the Custodian be liable for any indirect, incidental, punitive, consequential or special damages. The Custodian shall be entitled to rely, and may act, on advice of counsel (who may be counsel for the Customer) on all matters and shall not be held liable for any action reasonably taken or omitted pursuant to such advice.

In the event the Customer utilizes an electronic or other similar system to communicate with Custodian for any purpose, including, without limitation, the furnishing of Instructions, the Customer shall be fully responsible for the security of the connecting terminal utilized by Customer, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards with respect thereto and agrees to defend and indemnify the Custodian and hold the Custodian harmless from and against any and all losses, damages, costs and expenses (including the fees and expenses of counsel) incurred by the Custodian as a result of any improper or unauthorized use of such terminal. Should the Customer authorize, in accordance with the terms hereof, any agent to communicate with the Custodian and such agent utilizes any such system to so communicate, the Customer shall be responsible for the use of such system and shall defend, indemnify and hold harmless Custodian for such use to the same extent as if such system were being used by the Customer to communicate with the Custodian. In the event the Customer or any agent authorized pursuant to the terms hereof, accesses Account information via a Website, the Customer confirms that it is aware that communications over the internet cannot be guaranteed to be secure and that there is a risk that information displayed via the internet or contained within any communication made over the internet, including potentially confidential information, may be intercepted, lost, destroyed or delayed in display or transmission. Customer specifically agrees that the Custodian shall have no liability whether in contract, tort or otherwise for any direct, indirect or consequential loss or damage which may be suffered by Customer or any agent in connection with access made to Account information via a Website.

Provided that the Custodian is not liable for damages in the performance of its duties and obligations hereunder, all collections of funds or other property paid or distributed in respect of Securities in an Account, including funds involved in third party foreign exchange transactions, shall be made at the risk of the Customer.

Subject to the standard of care applicable to the Custodian, the Custodian shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Custodian or by a Subcustodian of any payment, redemption or other transaction regarding Securities in each Account in respect of which the Custodian has agreed to take action as provided in Section 3 hereof. The Custodian shall not be liable for any loss, liability, claim or expense resulting from, or caused by, anything which is a part of Country Risk (as described in Section 5 hereof) or acts of governmental authorities (whether de jure or de facto), including in each case, without limitation, (i) nationalization, expropriation, and the imposition of currency restrictions; devaluations of or fluctuations in the value of currencies; changes in laws and regulations applicable to the banking or securities industry; (ii) market conditions that prevent the orderly execution of securities transactions or affect the value of Property or the inability of a local clearing and settlement system to settle transactions for reasons beyond the control of the Custodian; (iii) acts of war, terrorism, insurrection or revolution; strikes or work stoppages; or (iv) hurricane, cyclone, earthquake, volcanic eruption, nuclear fusion, fission or radioactivity, or other acts of God.

The Custodian shall have no liability in respect of any loss, damage or expense suffered by the Customer, insofar as such loss, damage or expense arises from the performance of the Custodian’s duties hereunder by reason of the Custodian’s reliance upon records that were maintained for the Customer by entities other than the Custodian prior to the Custodian’s employment under this Agreement.

The Custodian may consult with counsel selected by the Custodian with regard to legal questions arising out of or in connection with this Agreement, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action reasonably taken, omitted or suffered by Custodian in good faith and in accordance therewith; provided such action shall be in compliance with all the terms expressly provided herein.

No provision of this Agreement shall require the Custodian to expend or risk its own funds or otherwise incur financial liability (other than expenses or liabilities otherwise required to be incurred by the express terms of this Agreement) in the performance of its duties under this Agreement if it shall have reasonable grounds for believing that repayment of such funds is not reasonably likely.

The provisions of this Section shall survive termination of this Agreement.

20. Investment Limitations and Legal or Contractual Restrictions or Regulations. The Custodian shall not be liable to the Customer and the Customer agrees to indemnify the Custodian and its nominees, for any loss, damage or expense suffered or incurred by the Custodian or its nominees arising out of any violation of any investment restriction or other restriction or limitation applicable to the Customer or any Portfolio pursuant to any contract or any law or regulation. The provisions of this Section shall survive termination of this Agreement.

21. Fees, Expenses and Indemnity. The Customer agrees to pay to the Custodian such compensation for its services pursuant to this Agreement as may be mutually agreed upon in writing from time to time and the Custodian’s reasonable out of pocket or incidental expenses in connection with the performance of this Agreement including (without limitation) legal fees as described herein and/or deemed necessary in the sole judgment of the Custodian to keep safe or protect the Property in the Account. The initial fee schedule is attached hereto as Exhibit D. Such fees will not be abated by, nor shall the Custodian be required to account for, any profits or commissions received by the Custodian in connection with its provision of custody services under this agreement. The Customer hereby agrees to hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expense related thereto, which may be imposed, or assessed with respect to any Property in an Account and also agrees to hold the Custodian, its Subcustodians, and their respective nominees harmless from any liability as a record holder of Property in such Account. After notice to and opportunity of the Customer to promptly pay undisputed items, the Custodian is authorized to charge the applicable Account for such undisputed items. Indemnities provided in this Agreement for Custodian’s costs and expenses shall include the fees and expenses of counsel to enforce the provisions of this Agreement, which may be charged against the Account as set forth above. The provisions of this Section 21 shall survive the termination of this Agreement.

The Customer hereby agrees to indemnify the Custodian (and its officers, directors, subcustodians, employees and agents) and defend and hold the Custodian harmless from all losses, costs, damages, fees and expenses and liabilities for any claims, demands or actions (each referred to as a “Loss” or “Losses”), properly incurred by the Custodian in connection with this Agreement, except in relation to any Loss resulting from the Custodian’s negligence, willful misconduct or fraud. The indemnification set forth in this clause shall survive the termination of this Agreement or the earlier resignation or removal of the Custodian.

22. Tax Reclaims. With respect to withholding taxes deducted and which may be deducted from any income received from any Property in the Account, the Custodian shall perform such services with respect thereto as are described in Exhibit C attached hereto and shall in connection therewith be subject to the standard of care set forth in such Exhibit. Such standard of care shall not be affected by any other term of this Agreement.

23. Amendment, Modifications, etc. No provision of this Agreement may be amended, modified or waived except in a writing signed by the parties hereto. No waiver of any provision hereto shall be deemed a continuing waiver unless it is so designated. No failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The Custodian shall not be obligated to enter into any amendment which affects its rights, duties or obligations hereunder.

24. Termination. (a) Termination of Entire Agreement. This Agreement may be terminated by the Customer or the Custodian by ninety (90) days’ written notice to the other; provided that notice by the Customer shall specify the names of the persons to whom the Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid. If notice of termination is given by the Custodian, the Customer shall, within ninety (90) days following the giving of such notice, deliver to the Custodian a written notice specifying the names of the persons to whom the Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid. In either case, the Custodian will deliver such Property to the persons so specified, after deducting therefrom any undisputed amounts which the Custodian determines to be owed to it hereunder. In addition, the Custodian may in its discretion withhold from such delivery such Property as may be necessary to settle transactions pending at the time of such delivery. If within ninety (90) days following the giving of a notice of termination by the Custodian, the Custodian does not receive from the Customer a written notice specifying the names of the persons to whom the Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid, the Custodian, at its election, may deliver such Securities and pay such Cash to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or may continue to hold such Securities and Cash until a written notice as aforesaid is delivered to the Custodian, provided that the Custodian’s obligations shall be limited to safekeeping. The Customer shall have the right to select the assets that remain with the Custodian to pay the foregoing undisputed mounts. The Property may also be returned to the Fund if permitted by applicable law.

(b) Termination as to One or More Portfolios. This Agreement may be terminated by the Customer or the Custodian as to one or more Portfolios (but less than all of the Portfolios) by delivery of an amended Exhibit A deleting such Portfolios, in which case termination as to such deleted Portfolios shall take effect ninety (90) days after the date of such delivery, or such earlier time as mutually agreed. The execution and delivery of an amended Exhibit A which deletes one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Portfolio(s), shall be governed by the preceding provisions of Section 25(a) as to the identification of a successor custodian and the delivery of Cash and Securities of the Portfolio(s) so deleted to such successor custodian, and shall not affect the obligations of the Custodian and the Customer hereunder with respect to the other Portfolios set forth in Exhibit A, as amended from time to time.

(c) Termination as to Delegated Authority as Foreign Custody Manager. The
authority delegated to the Custodian to act as Foreign Custody Manager under Section 5 hereof, may be terminated_by the Customer or the Custodian as to one or more or all jurisdictions where Foreign Assets are maintained by ninety (90) days’ written notice to the other, provided that such termination shall only be a termination as to such delegated duties and shall not affect the obligations of the Custodian and the Customer hereunder with respect to the other duties specified herein, provided further, that if the Custodian’s responsibilities as Foreign Custody Manager are being terminated with respect to some but not all jurisdictions, the terminated jurisdiction or jurisdictions shall be set forth in the notice of termination.

25. Notices. Except as otherwise provided in this Agreement, all requests, demands or other communications between the parties or notices in connection herewith (a) shall be in writing, hand delivered or sent by registered mail, telex or facsimile addressed to such address as shall have been furnished by the receiving party pursuant to the provisions hereof and (b) shall be deemed effective when received, or, in the case of a facsimile transmission confirmed as received by the Custodian, or in the case of a telex, when sent to the proper number and acknowledged by a proper answerback. In addition to the forms of notices and other communications permitted above, it is hereby agreed that any such notices and other communications may be sent by electronic mail (“email”) to addresses specified by the parties for such purpose. Each party hereby acknowledges and agrees that it is strictly responsible for the maintenance of security for any terminal from which such party’s electronic mails are sent, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards with respect thereto. Each party has furnished to the other party a list of persons who are authorized to send email notices and communications on behalf of such party in connection with this Agreement. Each receiving party may treat all notices and other communications issued by or over the name of any such authorized person as having been issued by the party whose list of authorized persons contains the name of such person. The parties hereto further understand that email communications cannot be made completely secure, and that third parties may be able to intercept or alter messages sent by email and that no party hereto shall be liable for acting in reliance on any email notice or communication which has been altered prior to receipt or for the non-receipt of email notices or communications which have been intercepted. Subject to the foregoing, each party hereto may rely on and act upon any email notice or communication furnished by any other party to such party as a notice or communication under this Agreement and in doing so shall be subject to and entitled to the benefits of all of the provisions of this Agreement, including, without limitation, any indemnification and limitation of liability provisions contained herein.

26. Several Obligations of the Portfolios. With respect to any obligations of the

Customer on behalf of each Portfolio and each of its related Accounts arising out of this Agreement, the Custodian shall look for payment or satisfaction of any obligation solely to the assets and property of the Portfolio and such Accounts to which such obligation relates as though the Customer had separately contracted with the Custodian by separate written instrument with respect to each Portfolio and its related Accounts.

27. Right of Setoff. Should the Customer fail to pay promptly any undisputed amounts owed hereunder, the Custodian shall be entitled to use available Cash credited to the Account or applicable Account, as the case may be, and to dispose of Securities selected by Customer that have been credited to the Account or such applicable Account as is necessary.

28. Representations and Warranties.

(a) The Customer hereby represents and warrants to the Custodian that:

(i)         the employment of the Custodian and the allocation of fees, expenses and other charges to any Account as herein provided, is not prohibited by law or any governing documents or contracts to which it is subject;

(ii)       the terms of this Agreement do not violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise;

(iii)     this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon it and each Portfolio in accordance with its terms; and

(iv)      it will deliver to the Custodian a duly executed Secretary’s Certificate in the form of Exhibit E hereto or such other evidence of such authorization as the Custodian may reasonably require, whether by way of a certified resolution or otherwise.

(b) The Custodian hereby represents and warrants to the Customer that:

(i)         the terms of this Agreement do not violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise;

(ii)       this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon it in accordance with its terms;

(iii)     it will deliver to the Customer such evidence of such authorization as the Customer may reasonably require, whether by way of a certified resolution or otherwise; and

(iv)      Custodian is qualified as a custodian under Section 26(a) of the 1940 Act and warrants that it will remain so qualified or upon ceasing to be so qualified shall promptly notify the Customer in writing.

29. Governing Law and Successors and Assigns. This Agreement shall be governed by the law of the State of New York (without regard to its conflict of law principles) and the 1940 Act, its rules, regulations and orders, and shall not be assignable by either party, but shall bind the successors in interest of the Customer and the Custodian.

30. Publicity. Customer shall furnish to Custodian at its office in any manner referred to in Section 25 above, prior to any distribution thereof, copies of any material prepared for distribution to any persons who are not parties hereto that refer in any way to the Custodian. Customer shall not distribute or permit the distribution of such materials if Custodian reasonably objects in writing within ten (10) business days of receipt thereof (or such other time as may be mutually agreed) after receipt thereof. The provisions of this Section shall survive the termination of this Agreement. Notwithstanding the foregoing, Custodian consents to the use of its name in prospectuses, SAIs, regulatory filings and other standard documents.

31. Representative Capacity and Binding Obligation. A copy of the Agreement and Declaration of Trust of the Customer is on file with The Secretary of the State of Delaware, and notice is hereby given that this Agreement is not executed on behalf of the Trustees of the Customer as individuals, and the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Customer individually but are binding only upon the assets and property of the Portfolios.

The Custodian agrees that no shareholder, trustee or officer of the Customer may be held personally liable or responsible for any obligations of the Customer arising out of this Agreement.

32. Submission to Jurisdiction. Any suit, action or proceeding arising out of this
Agreement may be instituted in any State or Federal court sitting in the City of New York, State of New York, United States of America, and the Customer irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding was brought in an inconvenient forum.

33. Confidentiality. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Custodian from sources other than the other parties hereto, (ii) disclosure of any and all information (A) if required to do so by any applicable, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Custodian’s business or that of its affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Custodian or any affiliate or an officer, director, employer or shareholder thereof is a party or (D) to any affiliate, independent or internal auditor, agent, employee or attorney of the Custodian having a need to know the same, provided that the Custodian advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Customer. The provisions of this Section shall survive the termination of this Agreement.

34. Severability. If any provision of this Agreement is determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision of this Agreement.

35. Entire Agreement. This Agreement together with any Exhibits attached hereto, contains the entire agreement between the parties relating to the subject matter hereof and supersedes any oral statements and prior writings with respect thereto. In the event of any conflict between this Agreement and the Loan Servicing Agreement between the Fund and Deutsche Bank Trust Company Americas, this Agreement shall control.

36. Headings. The headings of the paragraphs or Sections hereof are included for convenience of reference only and do not form a part of this Agreement.

37. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties hereto.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized signatories to execute this Agreement as of the date first written above.

OPPENHEIMER SENIOR FLOATING RATE PLUS FUND, as Customer

By: /s/ Mathew O’Donnell Name: Mathew O’Donnell
Title: Assistant Treasurer of Fund

By: _______________________
Name: _____________________
Title: ______________________

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Custodian

By: /s/ Susan Gun
Name: Susan Gun
Title: Associate

By: /s/ Henry Brigham
Name: Henry Brigham
Title: Associate

EXHIBIT A

[Reserved]

To Custodian Agreement dated as of____________ 2013, between Deutsche Bank Trust Company Americas, as Custodian, and OPPENHEIMER SENIOR FLOATING RATE PLUS FUND.

LIST OF PORTFOLIOS

The following is a list of Portfolios referred to in the first WHEREAS clause of the above-referred to Custodian Agreement. Terms used herein as defined terms unless otherwise defined shall have the meanings ascribed to them in the above-referred to Custodian Agreement.

OPPENHEIMER SENIOR FLOATING RATE PLUS FUND

By:____________________________________

Name:________________________________

Title: __________________________________

By:_______________________________________

Name:________________________________

Title: __________________________________

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Custodian

By:_______________________________________

Name:_________________________________

Title: ___________________________________

EXHIBIT B

[Reserved]

EXHIBIT C

To Custodian Agreement dated as of Aug 20, 2013 between Deutsche Bank Trust

Company Americas, as Custodian and OPPENHEIMER SENIOR FLOATING RATE PLUS FUND

TAX RECLAIMS

Pursuant to Section 22 of the above referred to Custodian Agreement, the Custodian shall perform the following services with respect to withholding taxes imposed or which may be imposed on income from Property in the Account in certain countries. Terms used herein as defined terms shall unless otherwise defined have the meanings ascribed to them in the above referred to Custodian Agreement.

Summary

The Custodian provides a tax reclaim service which consists of assisting those global custody clients referred to below in processing applications for tax reclaims or exemptions as more fully described below with respect to income received by such clients from investments in certain countries in which we provide global custody services for such clients.[1]

Scope

The tax reclaim service provided by the Custodian consists of the following: (i) assisting clients in processing applications to the taxing authorities in the applicable jurisdictions for an exemption from, or reduction in the rates of, withholding taxes on investment income (dividends and interest) at source and/or (ii) assisting clients in processing applications to the taxing authorities in the applicable jurisdictions to recover taxes which have been withheld at source from investment income (dividends and interest) at rates in excess of the applicable treaty rates. Any amounts received as a result of engaging in the foregoing process are posted to a client’s account upon receipt. The Custodian will use reasonable efforts in pursuing the reclaim process for its clients but shall not be required to institute any legal or administrative proceedings against any person in connection therewith.

The tax reclaim service is provided only to global custody clients that are direct contractual counterparties with the Custodian and are also the sole beneficial owners of the investments held in custody by the Custodian. Accordingly, the tax reclaim service is not provided to wholesale relationships where the investments reflected in a client’s account belong to more than one beneficial owner. In addition, investment funds including collective investment vehicles may not qualify for reduced withholding under an income tax treaty as a result of a “limitations on benefit” article contained in a treaty or a legal position taken by the taxing authority.

When such is the case, the investment fund will be treated as a wholesale relationship in the tax jurisdiction and no tax reclaim service will be provided. Note, in certain instances, where the taxing authority has not made a final determination on the tax status of an investment fund, protective tax reclaims should still be filed in the name of the investment fund.

At the onset of a new relationship, a client, if it wishes to avail itself of the Custodian’s tax reclaim service, must furnish the Custodian with a certification that the client’s account qualifies as a resident entitled to treaty benefits for each jurisdiction in which its assets are held (or intended to be held). Upon receipt of such certification and based on information available to the Custodian from the sources set forth below, the Custodian will inform the client of the documentation and other requirements at the onset and as they may change over time to reclaim taxes in excess of treaty rates in the various jurisdictions. In addition, if the Custodian becomes aware that an exemption from withholding at source can be obtained, the Custodian will advise as to the documentation and other requirements to obtain such an exemption. It is important to note that the Custodian’s work in the tax reclaim area cannot begin until the Custodian receives from its clients properly completed documentation and any other materials needed to be furnished by the income recipient. The Custodian is entitled to rely, without liability, on the information furnished by clients with respect to its tax position or status in any jurisdiction and on information furnished by clients in the documentation and other materials required for the application process. If the availability of a tax exemption in a jurisdiction is unclear, the Custodian will not submit a certificate claiming an exemption on behalf of a client unless the client provides appropriate documentation that substantiates that the client has been granted an exemption by the tax authority.

In connection with providing the foregoing services, the Custodian shall be entitled to apply categorical treatment to the account according to nationality, the particulars of the organization and other relevant details that shall be supplied by the client. It shall be the client’s duty to inform the Custodian of any change in the organization, domicile or other relevant fact concerning tax treatment of the account and further to inform the Custodian if the client is or becomes the beneficiary of any special ruling or treatment not applicable to the general nationality and category or entity of which it is a party under general laws and treaty provisions. The Custodian may rely on any such information provided by the client.

In providing its services, the Custodian works closely with its Sub-Custodians, local tax offices, and international tax authorities. In connection with providing the foregoing services, the Custodian may also rely on professional tax services published by a major international accounting firm and/or advice received from a Sub-Custodian in the jurisdictions in question. In addition, the Custodian may seek the advice of counsel or other professional tax advisers in such jurisdictions. The Custodian is entitled to rely, and may act, on information set forth in such services and on advice received from a Sub-Custodian, counsel or other professional tax advisers and shall be without liability to any client for any action reasonably taken or omitted pursuant to information contained in such services or such advice.

Clients should note that reclaim collection times will vary from market to market and may take an extended period of time due to the processing required at local government tax offices. In addition, in certain markets including Italy and Spain, our Sub-Custodians may deduct charges from the reclaim amounts to cover the personalized assistance they provide in the process.

EXHIBIT D

To Custodian Agreement dated as of August 20, 2013, between Deutsche Bank

Trust Company Americas, as Custodian and OPPENHEIMER SENIOR FLOATING RATE PLUS FUND

Oppenheimer Senior Floating Rate Plus Fund DB Prime

PROGRAM ADMINISTRATION SERVICES FEE SCHEDULE

AUGUST 2013

I.                 ACCOUNT ACCEPTANCE & SYSTEM SETUP FEE: Waived* This fee covers the acceptance of the appointment as Program Administrator . Also includes initial deal set up and customary system development for deal support. Payable at closing.

II. ANNUAL PROGRAM ADMINISTRATION FEE: 2.0bps/pa*

-Monthly minimum for year 1 is $400

-Monthly Minimum for year 2 and beyond is $3,500

Program Administration duties, as set forth in the governing documents:

-Administration of bank loan portfolio & Program Analytics

•	Provide required US Custodian and Asset /Loan servicing services for the fund
•	Establish USD cash accounts and administer cash balances for the fund
•	Provide trade settlement services for the fund
•	Provide required daily reports to Oppenheimer and DB Securities

III. US CUSTODY, CASH & TRADE PROCESSING FEES:

Cash Account Maintenance Fee $3,000/year

For each wire transfer (Waived up to 20 wires per month . $35 per wire thereafter) Waived* For each loan trade:

Waived

IV. OUT-OF-POCKET EXPENSES:

See Below*

Out of Pocket Expense is billed at 5% of the annual administration fee and covers ordinary expenses incurred in routine transaction execution and deal closing. Payable on the billing cycles.

V. LEGAL FEES: At Cost

ASSUMPTIONS:

1.	All cash accounts for the portfolio will be held by Deutsche Bank
2.	Loan settlements will be managed by the client
3.	Services beyond the customary admin istrative duties, including default administration and restructuring services, will be billed, as mutually agreed, in addition to the fees quoted here.

Other Provisions:

A. Review Period:

·This proposal is subject to satisfactory documentation review of the transaction as well as our own internal credit, conflict and approval process for both new transactions and new clients.

·All documentation will be subject to New York Law, unless otherwise specified in the governing documents.

B. Disclosures:

·We reserve the right to review our fee arrangement should circumstances warrant.

·You are responsible for extraordinary expenses and fees, as mutually agreed at the appropriate time, for the performance of services not contemplated at the time of the execution of the documents or not specifically covered in the agreement or fee schedule. Such extraordinary fees and expenses include, but are not limited to, those arising from Bondholder meetings, activities relating to default and workout situations, travel and travel-related expenses, and amendments and releases.

·Unless otherwise instructed, we will place orders in accordance with your written investment instructions to buy/sell money market mutual funds ("MMF")_shares with the MMF provider(s) or their agents.

·Unless otherwise instructed, we will place orders in accordance with your written investment instructions to buy/sell deposits, securities and other financial instruments with Deutsche Bank Securities, Inc. (DBSI), our affiliated registered broker-dealer.

·If you choose to invest in a proprietary MMF, we and/or our affiliates may earn investment management fees and other fees associated with these MMFs, as disclosed in the relevant MMF's prospectus, in addition to the charges quoted above. Also, we have entered into agreements with ce1tain MMFs, including proprietary MMFs, or their agents, to provide shareholder services to those MMFs. We are paid a fee by the MMFs for providing these shareholder services that, calculated on an annual basis, does not exceed 80 basis points per annum of the average daily balance of the amount of your investment in these MMFs. Qualified Funds are those MMFs that pay incentive payments to us and, in some cases, are part of our automated internal trade order entry system. We also make available other MMFs that are not Qualified Funds. Please note, however, that the transaction charges described above apply to each transaction in these MMFs. We may receive other compensation from the advisers to or other affiliates of the MMFs.

Other Provisions: (Continued)

·If you choose to use other services provided by any of our affiliates, we may be allocated a portion of the fees earned.

·We will provide periodic account statements describing transactions executed for your account(s). Confirmations of trades will be available upon your request at no additional charge.

·Shares of MMFs are not deposits or obligations of, or guaranteed by, us or any of our affiliates, and are not insured by the Federal Deposit Insurance Corporation or any other agency of the U .S. Government. Investments in the MMFs involve the possible loss of principal. Please read the prospectus carefully before investing.

·For multi-currency financing arrangements, we may also place orders to buy/sell currencies with any of our affiliates . These transactions (for which normal and customary spreads may be earned) will be executed by such affiliates on a principal basis solely for your account(s) and without recourse to us or any such affiliates.

C.	Important Information about Procedures for Opening a New Account

To help fight the funding of terrorism and money laundering activities, Deutsche Bank obtains, verifies, and records information that identifies individuals or entities that establish a relationship or open an account with DB . That this means: We will ask for the name, address, tax identification

n umber and other information that will allow us to identify the individual or entity who is establishing the relationship or opening the account. We may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

D.	Indemnity

We will not require that the noteholders pre-fund any indemnity due to us under the trust deed prior to our taking any action that has been directed by the noteholders, as will be further described in the trust deed. However, please note that the fee structure and the terms in this Fee Schedule assume that Deutsche Bank Trust Company Americas ("DBTCA") receive indemnification reasonably acceptable to it

This fee schedule is based on our initial understanding of the roles required for the transaction and satisfactory documentation and credit approval. This proposal is also conditional upon satisfaction of Deutsche Bank's "know your customer" requirements for all relevant parties.

Should any of the terms, conditions, or responsibilities change, we reserve the right to amend our proposal.

This proposal is good for 60 days after receipt.

Agreed and Accepted:

Signature: /s/ Mathew O’Donnell

Name & Title: Mathew O’Donnell

Fund Assistant Treasurer

This Exhibit D shall be amended upon delivery by the Custodian of a new Exhibit D to the Customer and acceptance thereof by the Customer and shall be effective as of the date of acceptance by the Customer or a date agreed upon between the Custodian and the Customer.

Dated as of: OPPENHEIMER SENIOR FLOATING RATE PLUS FUND

By: /s/ Mathew O’Donnell

Name: Mathew O’Donnell

Title: Fund Assistant Treasurer

By: ____________________

Name:_____________________

Title: _____________________

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Custodian

By: /s/ Henry Brigham

Name: Henry Brigham

Title: Associate

EXHIBIT E

[Name of Entity]

Certificate of the Secretary

I, , hereby certify that I am the Secretary of Oppenheimer Senior Floating Rate Plus Fund, organized under the laws of the state of Delaware (the “Company”), and as such I am duly authorized to, and do hereby, certify that:

1. Organizational Documents. The Company’s organizational documents, and all amendments thereto, have been filed with the appropriate governmental officials of [jurisdiction], the Company continues to be in existence and is in good standing, and no action has been taken to repeal such organizational documents, the same being in full force and effect on the date hereof.

2. Bylaws. The Company’s Bylaws have been duly adopted and no action has been taken to repeal such Bylaws, the same being in full force and effect.

3. Resolutions. Resolutions have been duly adopted on behalf of the
Company, which resolutions (i) have not in any way been revoked or rescinded, (ii) have been in full force and effect since their adoption, to and including the date hereof, and are now in full force and effect, and (iii) are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein, including, without limitation, confirming that the Company is duly authorized to enter into a certain custody agreement with Deutsche Bank Trust Company Americas (the “Agreement”), and that certain designated officers, including those identified in paragraph 4 of this Certificate, are authorized to execute said Agreement on behalf of the Company, in conformity with the requirements of the Company’s organizational documents, Bylaws, and other pertinent documents to which the Company may be bound.

4. Incumbency. The following named individuals are duly elected (or appointed), qualified, and acting officers of the Company holding those offices set forth opposite their respective names as of the date hereof, each having full authority, acting individually, to bind the Company, as a legal matter, with respect to all matters pertaining to the Agreement, and to execute and deliver said Agreement on behalf of the Company, and the signatures set forth opposite the respective names and titles of said officers are their true, authentic signatures:

Name Title Signature

Brian W. Wixted	Fund Treasurer	/s/ Brian W. Wixted
Mathew O’Donnell	Assistant Fund Treasurer	/s/ Mathew O’Donnell

IN WITNESS WHEREOF, I have hereunto set my hand this 20 day of Aug., 2013.

By: /s/ Randy Legg
Name: Randy Legg
Title: Assistant Secretary

I, Stephanie Bullington, Assistant Treasurer of the Company, hereby certify that on this 20 day of Aug., 2013, Randy Legg is the duly elected Secretary of the Company and that the signature above is his genuine signature.

By: /s/ Stephanie Bullington
Name: Stephanie Bullington
Title: Fund Assistant Treasurer

EXHIBIT F

CASH MANAGEMENT ADDENDUM (this “Addendum”) to the CUSTODIAN AGREEMENT (the “Agreement”) between DEUTSCHE BANK TRUST COMPANY AMERICAS, as Custodian (the “Custodian”) and Oppenheimer Senior Floating Rate Plus Fund (the “Customer”).

WHEREAS, the Custodian will provide cash management services to the Customer, and the Custodian and the Customer desire to confirm their understanding with respect to such services;

NOW, THEREFORE, the Custodian and the Customer agree as follows:

1.                Until the Custodian receives Instructions to the contrary, the Custodian will (a) hold with Subcustodians, in deposit accounts maintained for the benefit of the Custodian’s clients, all Cash received for the Account, (b) credit such interest, if any, on Cash in the Account from any investments and (c) receive compensation out of any amounts paid by Subcustodians in respect of Cash in the Account.

2.                The Custodian may (on an overnight or other short-term basis) move certain, or all, currencies of Cash in the Account from any Subcustodian and place it, as deposits or otherwise, with one or more other Subcustodians (including branches and affiliates of the Custodian). The Custodian will notify the Customer of any placement procedures it implements and will move Cash in accordance with such procedures until it notifies the Customer otherwise or receives Instructions to the contrary. The Custodian may credit interest and receive compensation as described in 1 above with respect to any Cash moved. If any Cash is held in an investment fund managed by Bankers Trust, it will notify the fund (as opposed to the Customer) as provided herein with respect to such Cash.

3.                The Customer acknowledges that it has received and reviewed the current policies of the Custodian regarding cash management services, which are attached to this Addendum.

4.                Capitalized terms used but not defined in this Addendum are used with the respective meanings assigned to them in the Agreement.

IN WITNESS WHEREOF, this Addendum has been executed as
of the date of the Agreement.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Custodian

By: /s/ Henry Brigham

OPPENHEIMER SENIOR FLOATING RATE PLUS FUND

By: /s/ Mathew O’Donnell

[1] The tax reclaim service is provided with respect to investments in any country that has a double tax treaty with the country of residence of a client or where special laws apply to such client in the jurisdiction in which such investments are made.